Exhibit 99.1

Soluna Breaks Ground on Project Dorothy 2, its Flagship Sustainable Data Center in Texas

August 29, 2024 08:00 AM Eastern Daylight Time

ALBANY, N.Y.--(BUSINESS WIRE)--Soluna Holdings, Inc. (“SHI” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications including Bitcoin mining and Al, is proud to announce the groundbreaking of Project Dorothy 2 in Texas. The ceremony, held on Wednesday, August 28, 2024, marks a significant milestone in the company’s mission to power the future of computing with clean energy.

With Project Dorothy 2, Soluna’s flagship Texas data center, Project Dorothy, doubles in size. The facility will harness the power of renewable energy to drive high-performance computing, from Bitcoin mining to generative Al and machine learning.

“We are thrilled to break ground on Project Dorothy 2, a project that builds on the success of Project Dorothy 1 and embodies our commitment to innovation, sustainability, and the future of digital infrastructure,” said John Belizaire, CEO of Soluna Holdings. “This facility represents a new era of Renewable Computing where technology and sustainability can thrive together. We are excited to see this vision come to life.”

The groundbreaking ceremony was attended by key stakeholders, partners, and members of the local community, all of whom have been instrumental in the development of Project Dorothy. The event underscored the importance of collaboration in achieving the company’s ambitious goals.

“We are grateful for the support we’ve received from our partners, investors, the community, and our Soluna team,” Belizaire added. “Project Dorothy is a significant step forward in our journey to make renewable energy the world’s primary power source.”

The energization of Project Dorothy 2 is expected in Q1 2025 with the facility becoming fully operational thereafter.

For more information about Soluna Holdings and Project Dorothy, please visit solunacomputing.com/projects/project-dorothy.

The Dorothy Name

Soluna continues its tradition of naming its data centers after women scientists who help(ed) catalyze major innovation. Project Dorothy is named after Dorothy Vaughan, an African American mathematician and “human computer” who worked for the National Advisory Committee for Aeronautics and NASA in 1939. Learn more about Project Dorothy here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Soluna Holdings, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the Securities and Exchange Commission. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc (SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications including Bitcoin Mining, Generative Al, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions, and superior returns. To learn more visit solunacomputing.com. Follow us on X

(formerly Twitter) at @SolunaHoldings.

Contacts

Sam Sova

Partner and CEO

SOVA

Sam@letsgosova.com